                                                                   EXHIBIT 10.10



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                          ENVIRODYNE INDUSTRIES, INC.



                                  $160,000,000



                         FIRST PRIORITY SENIOR SECURED

                                 NOTES DUE 2000



                                 ______________

                                 NOTE AGREEMENT
                                 ______________


                           DATED AS OF JUNE 20, 1995




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

                               TABLE OF CONTENTS

                            (Not Part of Agreement)

                                                                                                                 Page
                                                                                                                 ----
1.     AUTHORIZATION OF ISSUE OF NOTES; INDENTURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

2.     PURCHASE AND SALE OF NOTES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

3.     CONDITIONS OF CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
       3A.    Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
       3B.    Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
       3D.    Revolving Credit Facility   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
       3D.    Letter of Credit Facility   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
       3E.    Opinion of Purchasers' Special Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
       3F.    Opinions of Company's and Guarantors' Counsel   . . . . . . . . . . . . . . . . . . . . . . . . .    4
       3G.    Representations and Warranties; No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
       3H.    No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
       3I.    Structuring Fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
       3J.    Fees and Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
       3K.    Purchase Permitted By Applicable Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
       3L.    Consents and Persons  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
       3M.    Payoff Letters; Disbursement Instructions   . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
       3N.    Certificates of Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
       3P.    Environmental Assessments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
       3Q.    Sale of Notes to Other Purchasers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
       3R.    Letter Agreement Regarding Financial Statements and
              Certain Other Rights with Certain Purchasers . . . . . . . . . . . . . . . . . . .  . . . . . . .    7
       3S.    Proceedings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

4.     REPRESENTATIONS, COVENANTS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
       4A.    Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
       4B.    Power and Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
       4C.    Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
       4D.    Actions Pending   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
       4E.    Outstanding Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
       4F.    Title to Properties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
       4G.    Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
       4H.    Conflicting Agreements and Other Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
       4I.    Offering of Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
       4J.    Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
       4K.    ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
       4L.    Governmental Consent and Other Third Party Consents   . . . . . . . . . . . . . . . . . . . . . .   11
       4M.    Environmental Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
       4N.    Rule 144A   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
       4O.    Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
       4P.    Regulatory Status   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
       4Q.    Permits and Other Operating Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
       4R.    Absence of Financing Statements, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
       4S.    Security Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13





                                       i
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
       4T.    Limitation on Responsibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

5.     REPRESENTATIONS OF EACH PURCHASER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
       5A.    Nature of Purchase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
       5B.    Source of Funds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
       5C.    Independent Credit Investigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

6.     DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
       6A.    Accounting Principles, Terms and Determinations   . . . . . . . . . . . . . . . . . . . . . . . .   21

7.     MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
       7A.    Direct Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
       7B.    Issue Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
       7C.    Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
       7D.    Consent to Amendments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
       7E.    Certain Indenture Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
       7F.    Substitution and Replacement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
       7G.    Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
       7H.    Survival of Representations and Warranties; Entire Agreement  . . . . . . . . . . . . . . . . . .   24
       7I.    Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
       7J.    Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
       7K.    Satisfaction Requirement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
       7L.    Solicitation of Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
       7M.    Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
       7N.    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
       7O.    Descriptive Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
       7P.    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
       7Q.    Independence of Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
       7R.    Severalty of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
       7S.    Jurisdiction, Service of Process  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

PURCHASER SCHEDULE



Exhibit A     --     Form of Indenture
Exhibit B-1   --     Form of Intercreditor Agreement
Exhibit B-2   --     Form of GECC Intercreditor Agreement
Exhibit C-1   --     Form of Security Agreement
Exhibit C-2   --     Form of Intellectual Property Security Agreement
Exhibit D-1   --     Form of Mortgage
Exhibit D-2   --     Form of Leasehold Mortgage
Exhibit E     --     Form of Pledge Agreement
Exhibit F     --     Guaranty Agreement
Exhibit G     --     Exchange and Registration Rights Agreement
Exhibit H-1   --     Form of opinion of Purchaser's Special Counsel
Exhibit H-2   --     Form of opinion of Company's Special Counsel
Exhibit H-3   --     Form of opinion of Company's Assistant General Counsel
Schedule 4A   --     Subsidiaries
Schedule 4H   --     List of Agreements Restricting Indebtedness

                          ENVIRODYNE INDUSTRIES, INC.
                           701 HARGER ROAD, SUITE 121
                           OAK BROOK, ILLINOIS  60521



                                                  As of June 20, 1995



To Each of the Purchasers Named in the
 Purchaser Schedule Attached Hereto


Ladies and Gentlemen:

       The undersigned, Envirodyne Industries, Inc., a Delaware corporation (herein called the "Company"), hereby agrees with the purchasers named in the Purchaser Schedule attached hereto (herein called the "Purchasers") as follows:

       1. AUTHORIZATION OF ISSUE OF NOTES; INDENTURE. The Company will authorize the issue of the Fixed Rate Notes and the Floating Rate Notes (the "Notes") in the aggregate principal amount of $160,000,000, to be dated the date of issue thereof, to mature June 15, 2000, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable (i) in the case of the Fixed Rate Notes, at the rate of 12% per annum and (ii) in the case of the Floating Rate Notes, at the rate specified in the Indenture therefor. The Notes will be issued under an Indenture, dated as of June 20, 1995, from the Company to Shawmut Bank Connecticut, N.A., as Trustee (the "Trustee"), substantially in the form of Exhibit A hereto (as amended, modified, supplemented or replaced from time to time in accordance with the provisions thereof, the "Indenture"). The Notes shall have such terms and provisions provided therefor in the Indenture and shall be substantially in the form set forth therefor in the Indenture. The Notes shall be secured by a valid first priority Lien (subject only to Permitted Liens) in the Collateral and shall be guaranteed by the Guarantors pursuant to the Guaranty Agreement.

       2. PURCHASE AND SALE OF NOTES. The Company hereby agrees to sell to each Purchaser, and, subject to the terms and conditions herein set forth, each Purchaser agrees to purchase from the Company, the aggregate principal amount of Fixed Rate Notes or Floating Rate Notes, as the case may be, set forth opposite such Purchaser's name in the Purchaser Schedule at 100% of such aggregate principal amount. The Company will deliver to each Purchaser designated in the Purchaser Schedule to receive Fixed Rate Notes or Floating Rate Notes, as the case may be, in certificated form (the "Certificated Note Purchasers"), one or more Fixed Rate Notes or Floating Rate Notes, as the case may be, registered in such Certificated Note Purchaser's name (or in the name of any nominee designated for such Certificated Note Purchaser in the Purchaser Schedule), evidencing the aggregate principal amount of Fixed Rate Notes or Floating Rate Notes, as the case may be, to be purchased by such Certificated Note Purchaser and in the denomination or denominations specified with respect to such Certificated Note Purchaser in the Purchaser Schedule, against payment of the purchase price thereof by transfer of immediately available funds as required by paragraph 3M hereof or, if there are proceeds in excess of the amounts to be applied as required by paragraph 3M hereof, for credit to the Company's account #73-62560 at Bank of America Illinois, ABA No. 071-0000-39 (the "Company's Account") on the date of closing, which shall be June 20, 1995, or on any other date upon which the Company and the Purchasers may mutually agree (herein called the "Closing" or the "Closing Date"). The Company will issue for the benefit of each Purchaser designated in the Purchaser Schedule to purchase Fixed Rate Notes or Floating Rate Notes, as the case may be, in book-entry form (the "Book-Entry Purchasers"), one fully registered Fixed Rate Note or Floating Rate Note, as the case may be, in the aggregate principal amount of the Fixed Rate Notes or Floating Rate Notes, as the case may be, to be purchased by all of the Book-Entry Purchasers (the "Global Notes"), which will be deposited with the Depository and registered in the name of the Depository or the Depository's nominee. The Depository will credit the account of its participant or persons who hold interests through participants with the principal amount of such Fixed Rate Notes or Floating Rate Notes, as the case may be, to be purchased by such Book-Entry Purchaser, and such participant or person will credit the account of such Book-Entry Purchaser with the principal amount of such Fixed Rate Notes or Floating Rate Notes, as the case may be, to be purchased by such Book-Entry Purchaser against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's Account on the Closing Date.

       3. CONDITIONS OF CLOSING. Each Purchaser's obligation to purchase and pay for the Notes to be purchased by such Purchaser hereunder and under the Indenture is subject to the satisfaction, on or before the Closing Date, of the following conditions:

       3A. NOTES. There shall have been delivered to each Certificated Note Purchaser the appropriate Note or Notes, there shall have been delivered to the Depository the Global Notes, each duly completed and executed by the Company, and the credits to the accounts described in paragraph 2 hereof with respect to the Book-Entry Purchasers shall have been made by the participants in the Depository's book-entry system.

       3B.    DOCUMENTS.  Such Purchaser shall have received original
counterparts or, if satisfactory to it, certified or other copies of all the following, each duly executed and delivered by the party or parties thereto in form and substance satisfactory to such Purchaser, and on the Closing Date in full force and effect with no event having occurred and being then continuing that would constitute a default thereunder or constitute or provide the basis for the termination thereof:

                          (i)        The Indenture;

                          (ii) The Intercreditor and Collateral Agency Agreement, of even date herewith, in the form of Exhibit B-1 attached hereto (as amended, modified, supplemented or replaced from time to time in accordance with the provisions thereof, the "Intercreditor Agreement") and the GECC Intercreditor Agreement, of even date herewith, in the form of Exhibit B-2 attached hereto, including the agreements which are exhibits thereto (such GECC Intercreditor Agreement, together with such agreements, as amended, modified, supplemented or replaced from time to time in accordance with the provisions thereof, the "GECC Intercreditor Agreement");

                          (iii) A Security Agreement made by the Company and by each Significant Domestic Subsidiary in favor of the Collateral Agent in the form of Exhibit C-1 attached hereto, and an Intellectual Property Security Agreement made by the Company and each Guarantor owning any Trademarks, Copyrights, Licenses, Patents or Trade Secrets (each as defined therein) in favor of the Collateral Agent in the form of Exhibit C-2 attached hereto;

                          (iv) A Mortgage made by the Company and each Significant Domestic Subsidiary owning any real estate in favor of the Collateral Agent in the form of Exhibit D-1, attached hereto with respect to each parcel of real estate owned by the Company or any such Guarantor, and a Leasehold Mortgage in favor of the Collateral Agent in the form of Exhibit D-2 attached hereto made by Viskase Corporation with respect to the real estate located at Paul's Valley, Oklahoma;

                          (v) A Pledge Agreement made by the Company and each Significant Domestic Subsidiary in favor of the Collateral Agent in the form of Exhibit E attached hereto;

                          (vi) The Guaranty Agreement made by each Significant Domestic Subsidiary in the form of Exhibit F attached hereto;

                          (vii) Certificates evidencing all securities pledged pursuant to the Pledge Agreement, together with related transfer documents executed in blank, in each case received by the Collateral Agent, all Uniform Commercial Code financing statements perfecting the security interests and other Liens granted to the Collateral Agent, duly filed in all offices that such Purchaser may deem necessary or advisable, and all such other releases, certificates, documents, agreements, recordings and filings as such Purchaser may deem necessary or appropriate to establish a valid Lien in favor of the Collateral Agent in the Collateral for the benefit of Secured Parties in accordance with priorities established by the Intercreditor Agreement and all requisite filing or recording fees shall have been duly paid;

                          (viii) The Exchange and Registration Rights Agreement, of even date herewith, made by the Company in favor of the Purchasers in the form of Exhibit G hereto (as the same may be amended, modified, supplemented or replaced from time to time in accordance with the provisions thereof, the "Exchange and Registration Rights Agreement"); and

                          (ix) Such other certificates, documents, agreements, instruments, opinions, filings and other items as such Purchaser may reasonably request.

         3D.     REVOLVING CREDIT FACILITY. The Revolving Credit Agreement and
all certificates, documents and other agreements delivered in connection therewith shall have been duly executed and delivered by the parties thereto, in each case (including without limitation all schedule and exhibits thereto) in form and substance satisfactory to each Purchaser, and on the Closing Date the Revolving Credit Agreement and all such other certificates, documents and agreements shall be in full force and effect, no default or event of default shall exist thereunder, and all conditions to the initial advance of revolving loans shall be satisfied.

         3D.     LETTER OF CREDIT FACILITY.  The Letter of Credit Facility
Agreement and all certificates, documents and other agreements delivered in connection therewith shall have been duly executed and delivered by the parties thereto in each case (including without limitation all schedules and exhibits thereto) in form and substance satisfactory to each Purchaser, and on the Closing Date the Letter of Credit Facility Agreement and all such other certificates, documents and agreements shall be in full force and effect, no default of event of default shall exist thereunder, and all conditions to the issuance of letters of credit thereunder shall be satisfied.

         3E.     OPINION OF PURCHASERS' SPECIAL COUNSEL.  Such Purchaser shall have received from Schiff Hardin & Waite, who are acting as special counsel for the Purchasers in connection with the sale of the Notes to the Purchasers hereunder, a favorable opinion satisfactory to such Purchaser in the form of Exhibit H-1 attached hereto.

         3F.     OPINIONS OF COMPANY'S AND GUARANTORS' COUNSEL.  Such Purchaser
shall have received from Sidley & Austin, counsel for the Company and the Guarantors, and Thomas A. Monson, Associate General Counsel of the Company, a favorable opinion satisfactory to such Purchaser and substantially in the form of Exhibits H-2 and H-3 attached hereto, and such Purchaser shall have received from Baker & McKenzie, who are acting as special French counsel for the Company and the Guarantors in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as such Purchaser may reasonably request. The Company hereby directs such counsel to render such opinions and agrees that the first issuance of any Notes will constitute a reconfirmation of such direction.

         3G.     REPRESENTATIONS AND WARRANTIES; NO DEFAULT.  The
representations and warranties contained in paragraph 4 shall be true on and as of the Closing Date; the representations and warranties contained in each of the Transaction Documents shall be true and correct on and as of the Closing Date; there shall exist on the Closing Date no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer's Certificate of the Company and each Guarantor, dated the Closing Date, to each such effect.

         3H.     NO MATERIAL ADVERSE CHANGE.  There shall not have occurred or be threatened (i) any condition, event or act which would materially and adversely affect the property or assets, business, condition (financial or otherwise) or the operations of the Company and its Subsidiaries, taken as a whole, or the ability of the Company to repay the Notes or to perform under the Transaction Documents to which it is a party, or the ability of any Guarantor to perform under the Transaction Documents to which it is a party, or (ii) since December 29, 1994, a material adverse change to the property or assets, business, condition (financial or otherwise) or the operations of the Company and its Subsidiaries, taken as a whole, in each case as determined by such Purchaser in its reasonable judgment.

         3I.     STRUCTURING FEE.  On the Closing Date, the Company shall have paid to Prudential the remaining balance of the structuring and processing fee owed to it pursuant to the letter agreement between them dated May 16, 1995.

         3J.     FEES AND EXPENSES.  The Company shall have paid such fees and expenses of the Purchasers' special counsel (including White & Case, who are acting as special French counsel to the Purchasers in connection with this transaction, and Cahill Gordon & Reindel, who are acting as special counsel to the Purchasers other than Prudential in connection with the Intercreditor Agreement and other intercreditor issues) and other consultants as the Purchasers shall have required to be paid on or before the Closing Date.

         3K.     PURCHASE PERMITTED BY APPLICABLE LAWS.  The purchase of and payment for the Notes to be purchased by such Purchaser on the Closing Date on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation G, T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

         3L.     CONSENTS AND PERSONS.  The Company and each Guarantor shall have delivered to such Purchaser on the Closing Date all authorizations, consents or approvals by or notices to or filings with any court or administrative or governmental body or other Person that are required in connection with the execution and delivery of the Transaction Documents, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or thereof, certified as true and correct and in full force and effect as of the Closing Date by a duly authorized officer of the Company or the Guarantors, as the case may be, or, if no such authorization, consent, approval, notice or filing is required (other than of the Boards of Directors of the Company and the Guarantors), a statement of such officer to such effect.

         3M.     PAYOFF LETTERS; DISBURSEMENT INSTRUCTIONS.  On or before the
Closing Date, such Purchaser shall have received (i) a payoff letter satisfactory to such Purchaser indicating the amount of the Indebtedness of the Company or its Subsidiaries owed to the Banks on the Closing Date (or, in the case of the Indebtedness owed by Viskase, S.A., on the date after the Closing
Date), specifying wire transfer instructions for the repayment of such Indebtedness and acknowledging that upon the Banks' receipt of funds in the amount set forth in the pay- off letter such Indebtedness will be deemed discharged and fully satisfied, and all security for such Indebtedness shall be released; and (ii) disbursement instructions from the Company, directing that the proceeds of the Notes at least equal to the aggregate amount of Such Indebtedness are to be paid directly to the Banks.

         3N.     CERTIFICATES OF INSURANCE.  The Collateral Agent shall have received (a) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise confirming that insurance has been obtained in accordance with the provisions of the Transaction Documents and (b) certified copies of all policies evidencing such insurance, or certificates therefor signed by the insurer or an agent authorized to bind the insurer.

         3P.     ENVIRONMENTAL ASSESSMENTS.  Roy F. Weston, Inc. shall have prepared phase 1 environmental assessments for such Purchaser's benefit with respect to all of the real estate securing the Notes and such assessments shall be in the form and content satisfactory to such Purchaser. Further, such Purchaser shall be satisfied with the environmental condition of all of the real property owned or leased by the Company and its Subsidiaries.

         3Q.     SALE OF NOTES TO OTHER PURCHASERS.  The Company shall have sold to the other Purchasers the Notes to be purchased by them at the Closing and shall have received payment in full therefor.

         3R.     LETTER AGREEMENT REGARDING FINANCIAL STATEMENTS AND CERTAIN
OTHER RIGHTS WITH CERTAIN PURCHASERS. The Company shall have executed and delivered to each Purchaser which is an insurance company a letter agreement regarding the delivery of financial statements and other reports, access to information and provision of certain other rights in form satisfactory to such Purchaser.

         3S.     PROCEEDINGS.  All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to such Purchaser, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

         4. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:

         4A.     ORGANIZATION.  The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware and each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated. The Company and each Subsidiary is qualified to do business and in good standing in every jurisdiction where the ownership of their respective properties or the nature of their respective businesses makes such qualification necessary except where the failure to be qualified or in good standing in the aggregate would not reasonably be expected to result in any material adverse effect on the properties or assets, business, condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole. As of the Closing Date, the names of the Subsidiaries of the Company, the jurisdiction in which each such Subsidiary is organized, the number of outstanding shares of each class of capital stock of such Subsidiary, the number of shares of each such class owned by the Company, or any Subsidiary of the Company (identified by stock certificate number) and the number of shares of each such class owned by any other Person (identified by stock certificate number), are as set forth in Schedule 4A hereto.

         4B.     POWER AND AUTHORITY.  The Company and each Subsidiary has all requisite corporate power to own its property and to carry on its business as now being conducted and as proposed to be conducted. The Company and each Guarantor has the legal capacity and authority to execute, deliver, and perform its obligations under the Transaction Documents to which it is a party and the Company has the legal capacity and authority to issue the Notes. All action on the part of the Company and each Guarantor necessary for the authorization, execution, delivery and performance of all obligations of the Company and such Guarantor under the Transaction Documents to which it is a party and the issuance of the Notes by the Company has been taken. The Transaction Documents to which the Company or any Guarantor is a party have been duly executed and delivered by, and are the legal, valid and binding obligations of the Company or such Guarantor, and each such document is enforceable against the Company or such Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors rights in general and by general principles of equity, and each is in full force and effect.

         4C.     FINANCIAL STATEMENTS.  The Company has furnished each
Purchaser with the following financial statements, identified by a principal financial officer of the Company: (i) consolidating and consolidated balance sheets of the Company and its Subsidiaries as at the last day in each fiscal year in each of the years 1992 to 1994, inclusive, and consolidating and consolidated statements of operations and cash flows and a consolidated statement of stockholders' equity of the Company and its Subsidiaries for each such year, all certified by Coopers & Lybrand (with respect to the consolidated statements) or prepared by the Company (with respect to the consolidating statements); and (ii) a consolidated balance sheet of the Company and its Subsidiaries as at March 30, 1995 and March 31, 1994 and consolidated statements of operations, stockholders' equity and cash flows for the three-month period ended on each such date, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the properties or assets, business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole since December 29, 1994.

         4D.     ACTIONS PENDING.  There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which could reasonably be expected to result in any material adverse effect on the properties or assets, business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

         4E.     OUTSTANDING DEBT.  Neither the Company nor any of its
Subsidiaries has outstanding any Debt except as permitted by Section 3.03 of the Indenture. There exists no default (nor any event which with the passage of time, the giving of notice or both would constitute a default) and, after giving effect to the transaction contemplated by this Agreement, there will exist no default (nor any event which with the passage of time, the giving of notice or both would constitute a default) under the provisions of any instrument evidencing Debt of the Company or any Subsidiary or of any agreement relating thereto.

         4F.     TITLE TO PROPERTIES.  The Company has, and each of its
Subsidiaries has, good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the balance sheet as at December 29, 1994 referred to in paragraph 4C (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Permitted Liens and except the Liens in favor of the Banks securing the Indebtedness to be paid from the proceeds of the Notes as contemplated by paragraph 3M hereof. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect. The Company and its Subsidiaries enjoy peaceful and undisturbed possession of all leases necessary in any material respect for the operation of its business, none of which contains any unusual or burdensome provisions which might materially affect or impair the ability of the Company or its Subsidiaries to maintain the operations of the Company and its Subsidiaries (taken as a whole).

         4G.     TAXES.  The Company has and each of its Subsidiaries has filed all federal, state and other income tax returns which are required to be filed (other than such tax returns where the consequence of a failure to file is immaterial), and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

         4H.     CONFLICTING AGREEMENTS AND OTHER MATTERS.  Neither the Company
nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects or impairs the ability of the Company or its Subsidiaries to maintain the operations of the Company and its Subsidiaries (taken as a whole). Neither the execution nor delivery of any of the Transaction Documents, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and thereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than Liens in favor of the Collateral Agent) upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company or any Subsidiary of the type to be evidenced by the Notes and the Guaranty Agreements except as set forth in Schedule 4H attached hereto.

         4I.     OFFERING OF NOTES.  Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the registration provisions of any securities or Blue Sky law of any applicable jurisdiction.

         4J.     USE OF PROCEEDS.  Neither the Company nor any Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulations G, T, U or X of the Board of Governors of the Federal Reserve System (herein called "margin stock"). The proceeds of sale of the Notes will be used to refinance the Indebtedness of the Company and its Subsidiaries owed to the Banks as contemplated by paragraph 3M hereof and for other purposes permitted by or not in contravention of any of the provisions of this Agreement and the Indenture. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulations G, T, U or X. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulations G, T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

         4K.     ERISA.  No accumulated funding deficiency (as defined in
section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company , any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the properties or assets, business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of the Transaction Documents and the issuance and sale of the Notes by the Company to the Purchasers hereunder will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to
(1) the accuracy of each Purchaser's representation in paragraph 5B and (2) the assumption, made solely for the purpose of making such representation, that Department of Labor Interpretive Bulletin 75-2 with respect to prohibited transactions remains valid in the circumstances of the transactions contemplated herein.

         4L.     GOVERNMENTAL CONSENT AND OTHER THIRD PARTY CONSENTS.  Neither
the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body or other Person (other than routine filings after the Closing Date with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of any of the Transaction Documents, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or thereof, other than (1) filings and recordings necessary to perfect the security interests granted the

Collateral Agent under the Collateral Documents, all of which have been made, and (2) the filing of a registration statement with the Securities and Exchange Commission under the Securities Act pursuant to the Exchange and Registration Rights Agreement and any filing pursuant to the provisions of any securities or Blue Sky laws of any applicable jurisdiction with respect to the offering of the First Priority Exchange Notes.

         4M.     ENVIRONMENTAL COMPLIANCE.  The Company and its Subsidiaries
and all of their respective properties and facilities have complied at all times and in all respects with all foreign, federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply could not reasonably be expected to result in a material adverse effect on the properties or assets, business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

         4N.     RULE 144A.  The Notes are not of the same class as securities, if any, of the Company listed on a national securities exchange under Section 6 of the Securities Exchange Act of 1934 or quoted in a U.S. automated inter-dealer quotation system.

         4O.     DISCLOSURE.  Neither this Agreement, any Transaction Document, nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company or any Subsidiary in connection herewith (including, without limitation, the Memorandum) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. To the knowledge of the Company there is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the properties or assets, business, condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole, and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to each Purchaser by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby. The financial projections contained in the Memorandum are reasonable based on the assumptions stated therein and the best information available to the officers of the Company (provided that this representation shall not constitute a representation by the Company that any of such projections will be attained). The parties hereto acknowledge that the description of the terms of the financings described in the Memorandum will be superseded by the actual terms therefor as contained in the Transaction Documents and the other documents delivered at the closing hereunder.

         4P.     REGULATORY STATUS.  Neither the Company nor any Subsidiary is
(i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended,
(ii) a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of Public Utility Act of 1935, as amended, or (iii) a "public utility" within the meaning of the Federal Power Act, as amended.

         4Q.     PERMITS AND OTHER OPERATING RIGHTS.  The Company and each
Subsidiary has all such valid and sufficient certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over such Company or such Subsidiary or any of its respective properties, as are necessary for the ownership, operation and maintenance of its businesses and properties, subject to exceptions and deficiencies which do not materially affect the properties or assets, business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole, and such certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over any such Company or Subsidiary or any of its properties are free from burdensome restrictions or conditions of an unusual character or restrictions or conditions materially adverse to the properties or assets, business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole, and neither the Company nor any Subsidiary is in violation of any thereof in any material respect.

         4R.     ABSENCE OF FINANCING STATEMENTS, ETC.  Except with respect to
Permitted Liens and the Liens in favor of the Banks securing the Indebtedness to be paid from the proceeds of the Notes as contemplated by paragraph 3M hereof, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on any assets or property of the Company or any of the Subsidiaries or any rights relating thereto.

         4S.     SECURITY INTEREST.  As of the Closing Date, all filings,
assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken, that are necessary or advisable under applicable law and are required to be made or taken on or prior to the Closing Date under the provisions of this Agreement and the other Collateral Documents to establish the Collateral Agent's security interest in the Collateral. As of the Closing Date, the Collateral and the Collateral Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses (except any such setoff, claim or defense which could not, individually or in the aggregate, materially impair the rights of the Collateral Agent with respect to the Collateral). The Company and each Subsidiary party to any Collateral Document is the owner of the Collateral described therein free from any Lien, except for Permitted Liens and the Liens in favor of the Banks securing the Indebtedness to be paid from the proceeds of the Notes as contemplated by paragraph 3M hereof.

         4T.     LIMITATION ON RESPONSIBILITY.  Neither the Collateral Agent,
any Holder of any Note or First Priority Exchange Note nor any other Person for whom the Collateral Agent is acting as agent shall be responsible for: (i) the safekeeping of any Collateral; (ii) any loss or damage to any Collateral; (iii) any diminution in the value of any Collateral; or (iv) any act or default of any carrier, warehouseman, bailee or any other Person. All risk of loss, damage, destruction or diminution in value of the Collateral shall be borne by the Company and its Subsidiaries. The powers conferred on the Collateral Agent, the Holders of the Notes and the First Priority Exchange Notes and such other Persons with respect to the Collateral are solely to protect the interests of the Collateral Agent, the Holders of the Notes and the First Priority Exchange Notes and such other Persons in the Collateral and shall not impose any duty upon the Collateral Agent, the Holders of the Notes and the First Priority Exchange Notes or any such other Person to exercise any such powers. Neither the Collateral Agent, any Holder of any Note or First Priority Exchange Note nor any other such Person have any duty to protect, ensure, collect or realize upon any Collateral or preserve rights in any Collateral against any other Person. The Company releases the Collateral Agent, such other Persons, the Holders of the Notes and the First Priority Exchange Notes from any liability for any act or omission relating to this Agreement or the Collateral Documents other than as a result of gross negligence or willful misconduct.

         4U.     LOCATIONS OF COLLATERAL.  The address of the principal place of business and the chief executive office of the Company and each of the Significant Domestic Subsidiaries is set forth on Schedule II to the Security Agreement executed by such Person. The books and records of the Company and each of the Significant Domestic Subsidiaries and all of their chattel paper and records of Accounts, are maintained exclusively at such locations. There is no location at which the Company or any of the Significant Domestic Subsidiaries has any Collateral other than those locations identified on
Schedule II to the Security Agreement executed by such Person. All real property owned or leased by the Company and the Significant Domestic Subsidiaries is described in Exhibit A to the Mortgages executed by such Person, which Schedule sets forth, for each such location, a legal description, common address and, for leased property, the name and mailing address of the record owner of such leased property. All of the "Trademarks," "Copyrights," "Licenses" and "Patents" (as each such term is defined in the Intellectual Property Security Agreements) owned or licensed by the Company and each of the Significant Domestic Subsidiaries is set forth on Schedules A, B, C and D, respectively, of the Intellectual Property Security Agreement executed by such Person.

         5. REPRESENTATIONS OF EACH PURCHASER. Each Purchaser severally and not jointly represents to the Company and the other Purchasers as follows:

         5A.     NATURE OF PURCHASE.  Such Purchaser is not acquiring the Notes to be purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control. Such Purchaser confirms the representations and agreements concerning transfer restrictions, non-registration of the Notes, and related matters deemed to have been made by such Purchaser's acceptance of the Notes as set forth in the Memorandum.

         5B.     SOURCE OF FUNDS.  At least one of the following statements is an accurate representation as to the source of funds (a "Source") to be used by it to pay the purchase price of the Notes to be purchased by it hereunder:

                 (1) if such Purchaser is an insurance company, the Source does not include assets allocated to any separate account maintained by such Purchaser in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

                 (2) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this paragraph (2), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                 (3) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM"

         (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such QPAM and (b) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (3); or

                 (4)      the Source is a governmental plan; or

                 (5) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (5); or

                 (6) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this paragraph 5B, the terms "employee benefit plan," "governmental plan," "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA and the "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         5C.     INDEPENDENT CREDIT INVESTIGATION.  No Purchaser, nor any of
its directors, officers, agents or employees, shall be responsible to any of the other Purchasers for the solvency or financial condition of the Company or any Guarantor, the ability of the Company to repay any of the Notes or the First Priority Exchange Notes or the ability of the Company or any Guarantor to perform its obligations under any Transaction Document, or for the value, sufficiency, existence or ownership of any of the Collateral, the perfection or vesting of any lien or security interest, or the statements of the Company or any Guarantor, oral or written, or for the validity, sufficiency or enforceability of any of the Notes, the First Priority Exchange Notes, this Agreement, any other Transaction Document or any document or agreement executed or delivered in connection with or pursuant to any of the foregoing, or the liens or security interests granted by the Company or any Guarantor to the Collateral Agent in connection therewith. Each Purchaser has entered into this Agreement or its respective financial agreements with the Company and the Guarantors based upon its own independent investigation, and makes no warranty or representation to the other Purchasers, nor does it rely upon any representation by any of the other Purchasers, with respect to the matters identified or referred to in this paragraph.

         6. DEFINITIONS. For the purpose of this Agreement, the terms defined in the introductory sentence and in paragraphs 1 and 2 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below:

                 "AFFILIATE" shall have the meaning ascribed to such term in the Indenture.

                 "BANKS" shall mean collectively and "Bank" shall mean individually, Bank of America Illinois, Citibank International PLC and CitiCorp North America, Inc., as agents under the Credit Agreement dated December 31, 1993.

                 "BOOK-ENTRY PURCHASERS" shall have the meaning ascribed to such term in paragraph 2 hereof.

                 "CERTIFICATED NOTE PURCHASER" shall have the meaning ascribed to such term in paragraph 2 hereof.

                 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                 "COLLATERAL" shall have the meaning ascribed to such term in the Intercreditor Agreement.

                 "COLLATERAL AGENT" shall have the meaning ascribed to such term in the Intercreditor Agreement.

                 "COLLATERAL DOCUMENTS" shall have the meaning ascribed to such term in the Intercreditor Agreement.

                 "COMPANY" shall mean Envirodyne Industries, Inc., a Delaware corporation.

                 "DEBT" shall have the meaning ascribed to such term in the Indenture.

                 "DEPOSITORY" shall mean Depository Trust Corporation.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

                 "EVENT OF DEFAULT" shall mean any of the events specified in
Section 4.01 of the Indenture, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

                 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                 "EXCHANGE AND REGISTRATION RIGHTS AGREEMENT" shall have the meaning ascribed to such term in paragraph 3B hereof.

                 "FIRST PRIORITY EXCHANGE NOTES" shall have the meaning ascribed to such term in the Intercreditor Agreement.

                 "FIXED RATE NOTES" shall mean the Company's 12% First Priority Senior Secured Notes due 2000, Series A, issued pursuant to the Indenture.

                 "FLOATING RATE NOTES" shall mean the Company's Floating Rate First Priority Senior Secured Notes due 2000, Series C, issued pursuant to the Indenture.

                 "GECC INTERCREDITOR AGREEMENT" shall have the meaning ascribed to such term in paragraph 3B hereof.

                 "GLOBAL NOTES" shall have the meaning ascribed to such term in paragraph 2 hereof.

                 "GUARANTY AGREEMENT" shall have the meaning ascribed to such term in the Indenture.

                 "GUARANTORS" shall mean any other Person who shall enter into a Guaranty Agreement from time to time.

                 "HOLDER" shall mean (a) any Person in whose name a Note or a First Priority Exchange Note is registered on the Registrar's books (other than the Depository or the Depository's nominee), or (b) any Person for which a book-entry has been made with respect to any Note or First Priority Exchange Note for such Person's account with the Depository or with a participant of the Depositary or Persons holding interests through such participants (other than any Person who has made such a book-entry with respect to such Note or First Priority Exchange Note for the account of any other Person).

                 "INDEBTEDNESS" shall have the meaning ascribed to such term in the Indenture.

                 "INDENTURE" shall have the meaning ascribed to such term in paragraph 1 hereof.

                 "INTERCREDITOR AGREEMENT" shall have the meaning ascribed to such term in paragraph 3B hereof.

                 "LETTER OF CREDIT FACILITY AGREEMENT" shall mean the Credit Agreement dated as of June 20, 1995, among the Company, BT Commercial Corporation, as Agent, and the financial institutions signatory thereto, as the same may be amended, supplemented, modified or replaced from time to time in accordance with the provisions thereof.

                 "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

                 "MEMORANDUM" shall mean the Private Placement Memorandum, dated February, 1995, as supplemented by the Supplement to Private Placement Memorandum, dated May 16, 1995, and the Final Supplement to Private Placement Memorandum, dated June 5, 1995, taken as a whole.

                 "MORTGAGES" shall have the meaning ascribed to such term in the Intercreditor Agreement.

                 "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

                 "NOTES" shall have the meaning ascribed to such term in paragraph 1 hereof.

                 "OFFICER'S CERTIFICATE" shall mean, with respect to any corporation, a certificate signed in the name of such corporation by its President, one of its Vice Presidents or its Treasurer.

                 "PERMITTED LIENS" shall have the meaning ascribed to such term in the Indenture.

                 "PERSON" shall have the meaning ascribed to that term in the Indenture.

                 "PLAN" shall mean any "employee pension benefit plan" (as such term is defined in section 3(2) of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

                 "PLEDGE AGREEMENTS" shall have the meaning ascribed to such term in the Intercreditor Agreement.

                 "PRUDENTIAL" shall mean The Prudential Insurance Company of America.

                 "PURCHASERS" shall have the meaning ascribed to such term in the introductory sentence hereof.

                 "REGISTRAR" shall have the meaning ascribed to such term in the Indenture.

                 "RESPONSIBLE OFFICER" shall mean, with respect to any corporation, the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of such corporation or any other officer of such corporation involved principally in its financial administration or its controllership function.

                 "REQUIRED HOLDER(S)" shall mean the Holder or Holders of a majority of the aggregate principal amount of the Notes and the First Priority Exchange Notes from time to time outstanding.

                 "REVOLVING CREDIT AGREEMENT" shall mean the Revolving Credit Agreement, dated as of June 20, 1995, between the Company and Prudential, as the same may be amended, supplemented, modified or replaced from time to time in accordance with the provisions thereof.

                 "SECURED PARTIES" shall have the meaning ascribed to such term in the Intercreditor Agreement.

                 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                 "SECURITY AGREEMENTS" shall have the meaning ascribed to such term in the Intercreditor Agreement.

                 "SIGNIFICANT DOMESTIC SUBSIDIARY" shall have the meaning ascribed to that term in the Indenture.

                 "SIGNIFICANT HOLDER" shall mean (i) each Purchaser, so long as such Purchaser shall hold (or be committed under this Agreement to purchase) any Note or First Priority Exchange Note, or (ii) any "qualified institutional buyer" (as such term is defined in Rule 144A under the Securities Act) which is a Holder of at least 5% of the aggregate principal amount of the Notes and the First Priority Exchange Notes from time to time outstanding and which has notified the Company that it is such a Holder.

                 "SUBSIDIARY" shall have the meaning ascribed to that term in the Indenture.

                 "TRANSACTION DOCUMENTS" shall mean, collectively, this Agreement, the Notes, the First Priority Exchange Notes, the Indenture, the Guaranty Agreement, Collateral Documents, the Intercreditor Agreement, the GECC Intercreditor Agreement, the Exchange and Registration Rights Agreement and all other agreements, instruments and documents relating in any way to the aforementioned agreements, instruments and documents.

                 "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note or First Priority Exchange Note.

                 "TRUSTEE" shall have the meaning ascribed to such term in paragraph 1 hereof.

                 "VISKASE, S.A." shall mean Viskase, S.A., a French corporation.

                 "YIELD MAINTENANCE AMOUNT" shall have the meaning ascribed to such term in the Indenture.

         6A.     ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS.  All
references in this Agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered to the Purchasers. If subsequent to the date hereof there should be any change in generally accepted accounting principles which materially affects the financial covenants contained in the Indenture, then, at the request of either any Significant Holder or the Company, the Significant Holders and the Company will negotiate in good faith to cause the Indenture to be amended to revise such covenants so as equitably to reflect such changes to the end that the criteria for evaluating the Company's financial condition and performance will be the same after such changes as they were before such changes.

         7.      MISCELLANEOUS.

         7A.     DIRECT PAYMENT.  Notwithstanding any provision to the contrary in this Agreement, the Notes, the First Priority Exchange Notes or the Indenture, so long as any Significant Holder, any Affiliate of any Significant Holder or any nominee of any

Significant Holder or any such Affiliate shall be the Holder of any Note or any First Priority Exchange Note, the Company will pay or cause to be paid all principal, interest, Yield Maintenance Amount or other amounts payable to such Significant Holder, such Affiliate, or such nominee, as the case may be, with respect to any Notes or First Priority Exchange Notes of which such Significant Holder, such Affiliate or such nominee is the Holder, including any amounts payable upon any redemption or purchase thereof pursuant to the Indenture (without any presentment of such Notes or First Priority Exchange Notes and without any notice of such payment being made thereon, except that any Notes or First Priority Exchange Notes registered in the name of any such Holder, such Affiliate or such nominee paid or prepaid in full shall, promptly following receipt of such payment, be surrendered to the Trustee and promptly after such surrender and payment shall be canceled by the Trustee), by 11:30 A.M., New York time, on the date of payment in the manner specified in the Purchaser Schedule attached hereto, or in such other manner or to such other address in the United States of America as may be designated by such Significant Holder, such Affiliate or such nominee in writing to the Company and the Trustee. Each such Significant Holder, Affiliate or nominee agrees that, before disposing of any Notes or First Priority Exchange Notes registered in the name of such Significant Holder, Affiliate or nominee, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the rights to direct payment under this paragraph 7A to each other Significant Holder which shall deliver to the Company and the Trustee a written request directing that payment with respect thereto be made in the manner specified in such request and which shall have made the same agreement as each Significant Holder has made in this paragraph 7A.

         7B.     ISSUE TAXES.  The Company will pay any and all taxes in
connection with the issuance and sale of the Notes or the First Priority Exchange Notes and in connection with any modification of the Notes or the First Priority Exchange Notes, and will save the Purchasers harmless, without limitation as to time, against any and all liability with respect to such taxes. The obligations of the Company under this paragraph 7B shall survive the payment of the Notes and the First Priority Exchange Notes by the Company and the termination of this Agreement.

         7C.     EXPENSES.  The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save each Purchaser and any Significant Holder harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including
(i) all document production and duplication charges and the fees and expenses of Purchasers' special counsel referred to in paragraph 3E and 3J hereof in connection with the negotiation, execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby and all document production and duplication charges and fees of any special counsel engaged by such Purchaser or such Significant Holder in connection any subsequent proposed modification of, or proposed consent under, whether or not such proposed modification shall be effected or proposed consent granted, (ii) the costs and expenses, including attorneys' fees, incurred by such Purchaser or such Significant Holder in enforcing (or determining whether or how to enforce or to direct the Collateral Agent to enforce) any rights under any of the Transaction Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any of the Transaction Documents or the transactions contemplated hereby or thereby or by reason of such Purchaser's or such Significant Holder's having acquired any Note or First Priority Exchange Note, including without limitation costs and expenses incurred in any bankruptcy case, but excluding any subpoena, legal process or informal investigation demand issued in connection with an investigation of the practices of such Purchaser or Significant Holder in general, (iii) the costs and expenses, including attorney's fees, of preparing, recording and filing all financing statements, instruments or other documents to create, perfect and totally preserved and protect the Liens granted in the Collateral Documents,
(iv) all costs relating to obtaining a private placement number for the Notes and the First Priority Exchange Notes from Standard & Poor's Corporation, and
(v) the fees and expenses of the Trustee and its counsel. The obligations of the Company under this paragraph 7C shall survive the transfer of any Note or First Priority Exchange Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note or First Priority Exchange Note.

         7D.     CONSENT TO AMENDMENTS.  This Agreement may be amended, and the
Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the Holder or Holders of all Notes or First Priority Exchange Notes at the time outstanding, no amendment to this Agreement shall change the proportion of the principal amount of the Notes or First Priority Exchange Notes required with respect to any consent, amendment, waiver or declaration. Each Holder of any Note or First Priority Exchange Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 7D, whether or not such Note or First Priority Exchange Note shall have been marked to indicate such consent, but any Notes or First Priority Exchange Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the Holder of any Note or First Priority Exchange Note nor any delay in exercising any rights hereunder or under any Note or First Priority Exchange Note shall operate as a waiver of any rights of any Holder of such Note or First Priority Exchange Note. As used herein and in the Notes or First Priority

Exchange Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         7E.     CERTAIN INDENTURE AMENDMENTS.  The Company agrees that,
notwithstanding the provisions of Section 8.01(1) of the Indenture, it will not amend or supplement the Indenture pursuant to such Section 8.01(1) unless such amendment or supplement has been approved by Significant Holders holding at least a majority of the aggregate principal amount of the Notes and the First Priority Exchange Notes then held by all Significant Holders.

         7F.     SUBSTITUTION AND REPLACEMENT.  Reference is made to Section
2.07 of the Indenture, which provides for the exchange and substitution of any Note or First Priority Exchange Note which has been mutilated, destroyed, lost or wrongfully taken. Notwithstanding the provisions of the Indenture, the Company agrees that if the mutilated, destroyed, lost or wrongfully taken Note or First Priority Exchange Note was held by any Purchaser, any Affiliate of any Purchaser or any Significant Holder or by any nominee for any Purchaser, any such Affiliate or such Significant Holder, then (a) an affidavit of an officer of such Purchaser, such Affiliate or such Significant Holder, as the case may be, certifying as to the ownership of such mutilated, destroyed, lost or wrongfully taken Note or First Priority Exchange Note at the time of such mutilation, destruction, loss or wrongful taking, together with an unsecured indemnity agreement from such Purchaser, Affiliate or Significant Holder, reasonably satisfactory to the Company, shall be accepted by the Company for the purposes of the Indenture and (b) the Company will make no charge for such substitution or for any expenses incurred for any investigation or otherwise and will pay or reimburse the Trustee for expenses incurred in connection therewith.

         7G.     PARTICIPATIONS.  The Holder of any Note or First Priority
Exchange Note may from time to time grant participations in such Note or First Priority Exchange Note to any Person on such terms and conditions as may be determined by such Holder in its sole and absolute discretion, provided that any such participation shall be in a principal amount of at least $100,000 and that such Holder retains the right, in its discretion, to give consents hereunder and under the Indenture (except with respect to matters referred to in Section 8.02(1)-(7) of the Indenture). The Company agrees that each such participant and each Holder of any Note or First Priority Exchange Note may exercise any and all rights of setoff and counterclaim to the fullest extent permitted by law with respect to its interests in the Notes or the First Priority Exchange Notes as fully as if such participant or Holder were a direct lender to the Company.

         7H.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.
All representations and warranties of the Company or the Purchasers contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of the Transaction Documents and the exhibits hereto, the transfer by any Purchaser of any Note or First Priority Exchange Note or portion thereof or interest therein and the payment of any Note or First Priority Exchange Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, the Transaction Documents embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

         7I.     SUCCESSORS AND ASSIGNS.  All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

         7J.     NOTICES.  All written communications provided for hereunder shall be sent by first class mail, nationwide overnight delivery service (with charges prepaid) or facsimile transmission (confirmed by first class mail or nationwide overnight delivery service) and (i) if to any Purchaser, addressed to such Purchaser at the address, facsimile number or telephone number, if applicable, specified for such communications in the Purchaser Schedule attached hereto, or at such other address, facsimile number or telephone number as such Purchaser shall have specified to the Company in writing, (ii) if to any other Holder of any Note or First Priority Exchange Note, addressed to such other Holder at such address or facsimile number, if applicable, as such other Holder shall have specified to the Company in writing or, if any such other Holder shall not have so specified an address or facsimile number to the Company, then addressed to such other Holder in care of the last Holder of such Note or First Priority Exchange Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at 701 Harger Road, Suite 190, Oak Brook, Illinois 60521, Attention: General Counsel, or, if applicable, to the facsimile number (708) 575-2401 or at such other address or facsimile number as the Company shall have specified to the Holder of each Note and First Priority Exchange Note in writing.

         7K.     SATISFACTION REQUIREMENT.  If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, the Significant Holders or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

         7L.     SOLICITATION OF HOLDERS.  So long as any of the Notes or the
First Priority Exchange Notes are owned by any Significant Holder, the Company will not solicit, request or negotiate for or with respect to any proposed amendment or waiver of any of the provisions of this Agreement, the Indenture, the Notes, the First Priority Exchange Notes or any other Transaction Document unless each Holder of the Notes or First Priority Exchange Notes (irrespective of the principal amount of the Notes or First Priority Exchange Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information as it may reasonably request to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any amendment or waiver shall be delivered by the Company to each Significant Holder of outstanding Notes or First Priority Exchange Notes forthwith following the date on which the same shall have been executed and delivered by the Holder or Holders of the requisite percentage of outstanding Notes or First Priority Exchange Notes.

         7M.     GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED
IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         7N.     SEVERABILITY.  Any provision of this Agreement which is
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         7O.     DESCRIPTIVE HEADINGS.  The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         7P.     COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         7Q.     INDEPENDENCE OF COVENANTS.  All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not (i) avoid the occurrence of an Event of Default of Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by a Holder or the Holders of the Notes or First Priority Exchange Notes to prohibit (through equitable action or otherwise) the taking of any action by the Company or a Subsidiary which would result in the Event of Default or Default.

         7R.     SEVERALTY OF OBLIGATIONS.  The sales of Notes to the
Purchasers are to be several sales, and the obligations of the Purchasers under this Agreement are several obligations. Except as provided in paragraph 3Q, no failure by any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and no Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other Purchaser hereunder.

         7S.     JURISDICTION, SERVICE OF PROCESS.  The Company irrevocably agrees that any suit, action or proceeding against the Company with respect to this Agreement or any Transaction Document may be brought in the courts of New York County in the State of New York or in the U.S. District Court for the Southern District of New York, and the Company accepts for itself, generally and unconditionally, and hereby submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action or proceeding. The Company hereby waives personal service of any and all process upon it and irrevocably agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in any such court may be made upon the Person to whom notices to the Company may be sent under paragraph 7J hereof, and hereby irrevocably appoints such Person as its agent in its name, place and stead to accept on the Company's behalf such service of any and all such writs, process and summonses and the Company hereby irrevocably authorizes and directs such Person to accept such service on its behalf, and agrees that the failure of such Person to give any notice of any such services of process to the Company shall not impair or affect the validity of such service or of any judgment based upon same. The Company further irrevocably consents to the service of process in any suit, action or proceeding in said courts by the mailing thereof by any Holder of any Note or First Priority Exchange Note by registered or certified mail, postage prepaid, to the Company at its address given in paragraph 7J hereof. The foregoing shall not, however, limit the right of any Holder of any Note or First Priority Exchange Note to serve process in any other manner permitted by law or to commence any suit, action or proceeding or to obtain execution of judgment in any appropriate jurisdiction. Without limiting the foregoing, the Company further agrees that any Holder of any Note or First Priority Exchange Note may at its option submit any dispute which may arise in connection with this Agreement or any Transaction Document to any other court having jurisdiction over the Company's property. The Company irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or of any Transaction Document brought in the courts of New York County in the State of New York or the U.S. District Court for the Southern District of New York, and further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.


                   [Balance Of Page Intentionally Left Blank]

         If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterparts of this letter and return the same to the Company, whereupon this letter shall become a binding agreement among the Company and the Purchasers.

                                          Very truly yours,

                                          ENVIRODYNE INDUSTRIES, INC.



                                          By: ________________________________
                                              Title:__________________________

The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA



By: ________________________________
    Title:__________________________